SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

CAGLE'S, INC.
(Exact name of registrant as specified in its charter)

    Georgia                 1-7138                 58-0625713
(State or other      (Commission File Number)   (I.R.S. Employer
 jurisdiction of                                 Identification No.)
 incorporation)

2000 Hills Avenue, N.W., Atlanta, Ga.                30318
(Address of principal executive offices)          (Zip Code)

                 (404) 355-2820
(Registrant's telephone number, including area code)

                 Not applicable.
(Former name or former address, if changed since last report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

   On December 20, 2004, Cagle's, Inc. and its wholly owned subsidiary Cagle Farms, Inc. (the "Company") refinanced certain existing loans with CIT Business Credit by entering into a Syndicated Line of Credit, Term Loan and Security Agreement (the "Agreement") with AgSouth Farm Credit, ACA, an agricultural credit association ("the Association"), and RBC Centura Bank, ("RBC"), a bank organized under the laws of the State of North Carolina, establishing a $7,000,000 two-year term loan ("Term Loan") and a $15,000,000 two-year revolving credit facility (the "Facility"). The amount that may be borrowed from time to time under the Facility is further restricted to certain percentages of the value of certain inventory and receivables of the Company.

   Under the terms of the Term Loan. The Company will make monthly installment payments of $116,667.67 with a balloon payment, representing the Term Loan balance, due on the maturity date. The outstanding principal balance under the Term Loan shall bear interest at the 90-day LIBOR rate published by The Wall Street Journal plus 4.5%. The outstanding principal balance must be paid in full twenty four months after the closing date of the Term Loan, but the Company may request a twelve month extension of the maturity date after the end of each fiscal year.

   Under the terms of the Facility, the Company may request advances or make payments of principal from time to time in increments of $50,000 to finance working capital needs and stand-by and documentary letters of credit. The outstanding principal balance under the Facility shall bear interest at the 90-day LIBOR rate published by The Wall Street Journal plus 4.0%. The outstanding principal balance must be paid in full twenty four months after the closing date of the Facility, but the Company may request a twelve month extension of the maturity date after the end of each fiscal year.

   The Company's obligations under the Agreement are secured by liens on substantially all the Company's assets.

   The Agreement contains customary conditions precedent to any draw down under the Facility and customary covenants, including minimum tangible net worth and maximum leverage ratios. The Company's obligations under the Credit Agreement may be accelerated upon the occurrence of customary events of default, including, among others, failure to make payments of principal or interest or other fees and expenses due under the Facility; failure to comply with covenants and conditions contained in the Credit Agreement; breaches or defaults under any other document or agreement entered into in connection with the Facility; defaults under certain other indebtedness or certain bankruptcy-related events of default.

ITEM 3.03   MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

   The Agreement referenced in response to Item 2.03 above prohibits the Company from paying dividends in cash or property (other than stock in the Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAGLE'S, INC.
(Registrant)

Date: December 21, 2004

By:   /s/  George L. Pitts III
George L. Pitts III
Secretary/Treasurer